EXHIBIT 99.3

HURON CONSULTING GROUP INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information reflects the estimated effect of the acquisition of Callaway Partners, LLC (“Callaway”) by Huron Consulting Group Inc. (the “Company”).

The unaudited pro forma consolidated balance sheet as of June 30, 2007 combines the respective balance sheets of the Company and Callaway as if the acquisition was consummated on June 30, 2007. The unaudited pro forma consolidated statements of income for the year ended December 31, 2006 and for the six months ended June 30, 2007 combine the respective statements of income of the Company and Callaway as if the acquisition was consummated on January 1, 2006.

The unaudited pro forma balance sheet and consolidated statements of income are based on the purchase method of accounting and the pro forma adjustments as described in the accompanying notes. Such pro forma adjustments give effect to transactions that are directly attributable to the acquisition and are factually supportable.

Pursuant to the asset purchase agreement, additional purchase consideration is payable in cash to the sellers of Callaway if specific performance targets are met over the five-year period beginning on January 1, 2008 and ending on December 31, 2012. The amount of additional purchase consideration that may become payable is not determinable at this time and therefore, the pro forma statements do not reflect the potential impact of such contingent payments.

The allocation of the purchase price is preliminary and is subject to refinement pending the completion of a valuation of the intangible assets acquired.

The unaudited pro forma financial information should be read in conjunction with Callaway’s financial statements and notes thereto, which are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A. The unaudited pro forma financial information should also be read in conjunction with the Company’s consolidated financial statements and notes thereto for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K, as well as the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2007 and June 30, 2007.

The unaudited pro forma consolidated financial information is not necessarily indicative of what actually would have occurred if the acquisition had been effective for the periods presented and should not be taken as representative of our future consolidated results of operations or financial position.

HURON CONSULTING GROUP, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2007
(In thousands)

	Company	Callaway	Pro Forma Adjustments	Note	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$3,437	$2,717	$(2,717)	(3)	$3,437
Receivables and unbilled services, net	100,240	10,047	—		110,287
Income tax receivable	1,651	—	—		1,651
Deferred income taxes	22,280	—	—		22,280
Other current assets	12,204	402	(151)	(3)	12,455
Total current assets	139,812	13,166	(2,868)		150,110
Property and equipment, net	32,017	725	—		32,742
Deferred income taxes	3,029	—	—		3,029
Deposits and other assets	7,508	41	—		7,549
Intangible assets, net	15,002	—	5,000	(2)	20,002
Goodwill	137,707	—	49,375	(2)	187,082
Total assets	$335,075	$13,932	$51,507		$400,514

Liabilities and Stockholders’/Members’ Equity
Current liabilities:
Accounts payable and accrued expenses	$24,396	$1,460	$3,404	(2)	$28,174
			(1,086)	(3)
Accrued payroll and related benefits	35,100	2,712	(1,256)	(3)	36,556
Deferred revenues	6,608	—	—		6,608
Current portion of notes payable and capital lease obligations	1,141	—	—		1,141
Total current liabilities	67,245	4,172	1,062		72,479
Non-current liabilities:
Deferred compensation and other liabilities	2,737	74	—		2,811
Bank borrowings	107,000	—	60,000	(1)	167,000
Deferred lease incentives	10,246	131	—		10,377
Total non-current liabilities	119,983	205	60,000		180,188
Stockholders’/members’ equity	147,847	9,555	(9,555)	(3)	147,847
Total liabilities and stockholders’ equity	$335,075	$13,932	$51,507		$400,514

See accompanying notes.

HURON CONSULTING GROUP, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2006
(In thousands, except per share amounts)

	Company	Callaway	Pro Forma Adjustments	Note	Pro Forma Combined
Revenues and reimbursable expenses:
Revenues	$288,588	$73,063	$—	(4)	$361,651
Reimbursable expenses	33,330	11,721	—		45,051
Total revenues and reimbursable expenses	321,918	84,784	—		406,702
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	163,569	52,423	(2,325)	(5)	213,667
Intangible assets amortization	2,207	—	2,000	(6)	4,207
Reimbursable expenses	33,506	11,721	—		45,227
Total direct costs and reimbursable expenses	199,282	64,144	(325)		263,101
Operating expenses:
Selling, general and administrative	65,926	10,018	—		75,944
Depreciation and amortization	9,201	177	200	(6)	9,578
Total operating expenses	75,127	10,195	200		85,522
Operating income	47,509	10,445	125		58,079
Other expense	(687)	(243)	(3,636)	(7)	(4,566)
Income before provision for income taxes	46,822	10,202	(3,511)		53,513
Provision benefit for income taxes	20,133	—	2,737	(8)	22,870
Net income	$26,689	$10,202	$(6,248)		$30,643

Earnings per share:
Basic	$1.63				$1.87
Diluted	$1.54				$1.77

Weighted average shares used in calculating earnings per share:
Basic	16,359				16,359
Diluted	17,317				17,317

See accompanying notes.

HURON CONSULTING GROUP, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2007
(In thousands, except per share amounts)

	Company	Callaway	Pro Forma Adjustments	Note	Pro Forma Combined
Revenues and reimbursable expenses:
Revenues	$234,275	$30,330	$—	(4)	$264,605
Reimbursable expenses	20,945	4,135	—		25,080
Total revenues and reimbursable expenses	255,220	34,465	—		289,685
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	133,411	19,555	—		152,966
Intangible assets amortization	4,544	—	—		4,544
Reimbursable expenses	20,931	4,135	—		25,066
Total direct costs and reimbursable expenses	158,886	23,690	—		182,576
Operating expenses:
Selling, general and administrative	49,433	6,605	—		56,038
Depreciation and amortization	8,219	169	800	(6)	9,188
Total operating expenses	57,652	6,774	800		65,226
Operating income	38,682	4,001	(800)		41,883
Other income (expense)	(3,125)	38	(1,818)	(7)	(4,905)
Income before provision for income taxes	35,557	4,039	(2,618)		36,978
Provision benefit for income taxes	15,645	—	581	(8)	16,226
Net income	$19,912	$4,039	(3,199)		$20,752

Earnings per share:
Basic	$1.19				$1.24
Diluted	$1.11				$1.16

Weighted average shares used in calculating earnings per share:
Basic	16,784				16,784
Diluted	17,881				17,881

See accompanying notes.

HURON CONSULTING GROUP INC.
NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

(1)
In connection with the acquisition, the Company borrowed $60.0 million under its bank credit agreement. Such borrowings bear a current interest rate of 6.06%. Also, pursuant to the stock purchase agreement, the purchase price will include a working capital adjustment.

(2)	The purchase price was allocated, based on a preliminary valuation, as follows (in thousands):

Net assets purchased	$11,064
Liabilities assumed	(2,035)
Working capital adjustment	(3,404)
Intangible assets identified	5,000
Goodwill	49,375
Total purchase price	$60,000

(3)	This adjustment is to eliminate the assets and liabilities that the Company did not acquire or assume.

(4)
For the year ended December 31, 2006, one client accounted for approximately 43% of Callaway’s revenues. For the six months ended June 30, 2007, this same client accounted for approximately 17% of Callaway’s revenues. The Company expects the revenues generated by this client to continue to decline as the engagement winds down.

(5)
This adjustment is to record contractual obligations pursuant to an employment agreement entered into between the Company and a Callaway employee in connection with the acquisition and to reverse the employee’s respective salary and bonus recorded on Callaway’s financial statements.

(6)
This adjustment is to record estimated amortization expense for identifiable intangible assets as presented in the table below (in thousands). Amortization expense for customer contracts and non-competition agreements are recognized on a straight-line basis. Amortization expense for customer relationships is recognized based on projected discounted cash flows in each of the year beginning in 2007.

Intangible Asset	Value	Estimated Useful Life	Year Ended Dec 31, 2006	Six Months Ended Jun 30, 2007

Customer contracts	$2,000	5 months	$2,000	$—

Customer relationships	$1,800	36 months	$—	$700
Non-competition agreements	$1,200	72 months	200	100
			$200	$800

(7)	This adjustment is to record interest expense relating to borrowings of $60.0 million based on the interest rate on the acquisition date, calculated as follows (in thousands):

	Year Ended Dec 31, 2006	Six Months Ended Jun 30, 2007
Borrowings	$60,000	$60,000
Interest rate (on acquisition date)	6.06%	6.06%
Interest expense	$3,636	$1,818

The $60.0 million of borrowings bear interest at LIBOR plus a spread, which is based on the Company’s debt to earnings before interest, depreciation and amortization ratio, as specified in the credit agreement. A variance of 0.125% in the interest rate would have a $75,000 and $37,500 pro forma effect on pre-tax income for the year ended December 31, 2006 and the six months ended June 30, 2007, respectively.

(8)
This adjustment is to record the income tax effect of the afore-mentioned pro forma adjustments and also to record an income tax provision as if Callaway had filed its income tax returns on a consolidated basis with the Company, calculated as follows (in thousands):

	Year Ended Dec 31, 2006	Six Months Ended Jun 30, 2007
Salaries adjustment (see note 5 above)	$(2,325)	$—
Intangible assets amortization expense (see note 6 above)	2,200	800
Interest expense (see note 7 above)	3,636	1,818
Income before taxes, before pro forma adjustments	(10,202)	(4,039)
Subtotal income	(6,691)	(1,421)
Tax rate	40.9%	40.9%
Provision for taxes	$2,737	$581